Exhibit 99.1

US Patent Office Rejects All Claims in Second MonoSol Patent

RALEIGH, N.C., February 22, 2012 - The United States Patent & Trademark Office (USPTO) has informed BioDelivery Sciences International, Inc. (Nasdaq: BDSI) that it has rejected all claims by MonoSol Rx, LLC (MonoSol) in its US Patent No. 7,425,292 (the ‘292 Patent) which is currently being asserted against BDSI and its commercial partners for ONSOLIS. The action by the USPTO represents an additional positive development for BDSI in its case with MonoSol.

MonoSol filed a patent infringement lawsuit against BDSI in November 2010 based on Monosol’s ‘588 Patent. Following BDSI’s request for a reexamination of this patent, the USPTO in November of last year rejected all 191 claims. In September 2011, MonoSol added two additional patents (the ‘292 Patent and the ‘891 Patent) to its case against BDSI. In its action, MonoSol claimed that BDSI’s confidential, proprietary manufacturing process for ONSOLIS infringes on the thin film manufacturing process claimed in its ‘588 Patent, and subsequently, its ‘292 and ‘891 Patents.

The current action presently taken by the USPTO rejects all 22 claims of MonoSol’s ‘292 Patent.

In doing so, the USPTO has now rejected all claims in two (‘588 and ‘292) of the three patents asserted against BDSI. Reexamination of the third MonoSol patent (‘891), which is part of the same family of patents, has also been requested and an outcome is expected shortly.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation with naloxone for the treatment of opioid dependence. BEMA Buprenorphine for chronic pain is licensed on a worldwide basis to Endo Pharmaceuticals. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s litigation with MonoSol and further action taken by the Company before the USPTO in connection therewith) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com